UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2015

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2015, Marchex, Inc. (the “Company”, or “Marchex”) entered into the Third Amendment to the Credit Agreement and Consent (the “Third Amendment”) which amends the Credit Agreement originally dated as of April 1, 2008 and as amended (together, the “Credit Agreement”), by and between Marchex, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement and U.S. Bank National Association, as administrative agent. The Third Amendment provides the following updates to the Credit Agreement: (1) a modification to the interest rate on outstanding balances under the Credit Agreement such that the LIBOR rate as determined under the Credit Agreement cannot be below zero percent (0%) and (2) the addition of a financial covenant limiting outstanding balances under the Credit Agreement not to exceed a collateral value as defined in the Credit Agreement.

The foregoing description of the Third Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Third Amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 21, 2015, Marchex completed its previously announced sale of the bulk of its domain portfolio (“Domain Name Operations”) to GoDaddy.com LLC (“GoDaddy”) pursuant to the terms and conditions of the Asset Purchase Agreement, dated April 21, 2015 (the “Asset Purchase Agreement”), by and among NameFind LLC, a Delaware limited liability company (the “Buyer”), GoDaddy, the ultimate parent of the Buyer, Marchex Sales, LLC, a Delaware limited liability company (the “Seller”) and Marchex, the ultimate parent of the Seller.

Marchex received cash consideration at closing of $28.1 million and the Asset Purchase Agreement provides for additional earn-out payments subject to achieving certain sales targets. The Asset Purchase Agreement also contains customary representations and warranties, covenants and indemnities for a transaction of this nature.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.11 to this Current Report on Form 8-K and is incorporated herein by reference.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the disposition of the Domain Name Operations and related assets.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in Marchex’s filings with the Securities and Exchange Commission (“SEC”) including but not limited to the risks discussed under Item 1A “Risk Factors” in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as our other SEC filings. Marchex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Statements.

The unaudited pro forma consolidated balance sheet of Marchex as of December 31, 2014 and unaudited pro forma consolidated statements of operations of Marchex for the years ended December 31, 2012, 2013 and 2014 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

+2.11*	Asset Purchase Agreement dated as of April 21, 2015, by and among the Buyer, GoDaddy, the Seller and Marchex.

99.1	Unaudited pro forma consolidated balance sheet of Marchex as of December 31, 2014 and unaudited pro forma consolidated statements of operations of Marchex for the years ended December 31, 2012, 2013 and 2014.

*	Pursuant to Item 601(b) of Regulation S-K, certain exhibits and schedules have been omitted. Marchex hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
(+)	Certain information in this agreement has been omitted and filed separately with the SEC pursuant to a confidential treatment request. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015	MARCHEX, INC.

	By:	/s/ Michael Arends
	Name:	Michael Arends
	Title:	Chief Financial Officer